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                                                                    Exhibit 23.1


                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-85829) pertaining to the Amended and Restated 1999 Employee Stock Purchase Plan and the Amended and Restated 1997 Stock Incentive Plan of SilverStream Software, Inc. and to the use of our report dated May 25, 2000 with respect to the financial statements of eObject Inc. included in this Current Report on Form 8-K/A filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP


June 19, 2000
Boston, Massachusetts